September 4, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Windaus Global Energy, Inc.

File No. 0-54360

Dear Sir or Madam:

We have read Item 4.01 (a) of Form 8-K/A of Windaus Global Energy, Inc. originally dated May 22, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

WEINBERG & COMPANY, P.A.